Execution Version

[Schedules and Exhibits to Agreement and certain employee names have been excluded because they are both not material and are the type that the registrant treats as private or confidential.]

AMENDMENT NO. 1 TO SECURITIES AND ASSET PURCHASE AGREEMENT

This Amendment No. 1, dated as of January 4, 2023 (this “Amendment No. 1”), is entered into by and among Brown Forman Corporation, a Delaware corporation (“Brown-Forman”), Destillers United Group S.L., a Spanish company (“DUG”), and Destilerias Unidas Corporation, a Florida corporation (“DUSA Corp.”), in order to amend the Securities and Asset Purchase Agreement, dated as of October 6, 2022 (the “Purchase Agreement”), by and among Brown-Forman, DUG and DUSA Corp. All capitalized terms used and not defined herein shall have the meanings assigned to them in the Purchase Agreement (as amended hereby).
In consideration of the terms and conditions hereof and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Brown-Forman, DUSA Corp. and DUG hereby agree as follows:
1.The Purchase Agreement is hereby amended, effective as of the date hereof, as follows:
(a)Clause (ii) of Recital D of the Purchase Agreement shall be amended to replace the reference to [REDACTED] with [REDACTED].
(b)The definition of “Inventory Escrow Amount” in Section 1.1 of the Purchase Agreement shall be amended and restated in its entirety as follows:
“Inventory Escrow Amount” means $22,581,082.00.”
(c)A new definition of “Transit Barrels” shall be added in Section 1.1 of the Purchase Agreement as follows:
“Transit Barrels” means up to a total of 14,520 barrels to be exported by DUSA Venezuela in connection with the shipment of Rum as contemplated by Section 5.20(a).
(d)The following sentence shall be added at the end of the definition of “Inventory” in Section 1.1 of the Purchase Agreement:
“For the avoidance of doubt, Inventory shall not include barrels owned or used by the Retained Companies (including DUSA Venezuela) or their Related Parties, including barrels in which WIP Inventory is currently maturing, other than Transit Barrels.”
(e)The reference to “and term sheet thereto” in the definition of “Ancillary Agreements” in Section 1.1 of the Purchase Agreement shall be deleted and replaced with the following:
“and the related Contract Manufacturing Agreement by and between DUG Panama and DUSA Venezuela”
(f)The text of Sections 2.3(e)(i) and 2.3(e)(iii) shall each be inserted as new subclauses (vii) and (viii) to Section 2.3(c) and Sections 2.3(e)(i) and 2.3(e)(iii) shall be deleted in their entirety and replaced with “[Reserved.]”
(g)Section 2.5(a) of the Purchase Agreement shall be amended and restated in its entirety as follows:

“Representatives of DUG and Brown-Forman shall (i) prior to the Closing Date, take a physical count and inspection of the WIP Inventory located at the site in Venezuela set forth on Schedule 2.5(a) (the date on which such count and inspection occurs, the “Inventory Count Date”) and (ii) no later than the date that is ten (10) Business Days following the Closing Date, take a physical count and inspection of all other Inventory located at each of the sites set forth on Schedule 2.5(a). DUG and Brown-Forman shall, and DUG shall cause the Retained Companies to, cooperate reasonably in connection with such physical counts and inspections.”
(h)The reference to “five (5) Business Days” in the first sentence of Section 2.5(b) shall be deleted and replaced with “three (3) Business Days.”
(i)Section 2.6(a) of the Purchase Agreement shall be amended and restated in its entirety as follows:
“The portion of the Purchase Price that is allocable to IBS shall be an amount equal to $33,416,028 (the “IBS Allocation”).”
(j)Section 5.8(a) of the Purchase Agreement shall be amended to add a new first sentence to such section as follows:
“Brown-Forman or its Affiliates shall extend an offer of employment to each Transferring Employee no later than two (2) weeks following the Closing Date; provided, however, that Brown-Forman may, in its sole discretion, postpone the delivery of such offer of employment to a Transferring Employee until such time as such Transferring Employee is legally eligible to work in the United States or such other designated place of employment as may be determined by Brown-Forman (or its applicable Affiliate) in its sole discretion; provided that prior to the employment of such Transferred Employees by Brown-Forman or its Affiliate, the services of such Transferred Employees shall be provided in accordance with the applicable provisions of the Transition Services Agreement.”
(k)Section 5.20(b) of the Purchase Agreement shall be amended to add the following sentences at the end of such section as follows:
“For the avoidance of doubt, the Parties acknowledge and agree that, for all purposes under this Section 5.20(b), (A) Per OLA Value shall be calculated based on the values of each type, batch or lot of Rum shipped to and actually received by the Business in Panama during such fiscal quarter and the length of maturation of each such Rum in Venezuela as identified in Schedule 1.1(f), (B) the volumes of each such Rum type, batch or lot shall be calculated in OLA notwithstanding that any related invoice or other shipping document related thereto may be required to set forth a volume in liters of pure alcohol (LAA or LPA) of each such Rum shipped, and (C) such calculation of Per OLA Value shall include (1) the stated value ($ 60.00 per barrel) of those Transit Barrels exported by DUSA Venezuela in connection with the shipment of such Rum during such fiscal quarter, and (2) all transfer, dumping and other costs of transport, freight and insurance of such Rum during such fiscal quarter in accordance with this Section 5.20 and Schedule 5.20(a). Any description of Rum specified in any bills of lading, shipping invoices, purchase orders or other documents exchanged between or among DUSA Venezuela, DUG Panama and Brown-Forman (or any of its Affiliates) with respect to shipments of Rum pursuant to this Section 5.20 shall identify the type, batch and lot numbers (or other identifying information) for such Rum types and maturities, and set forth the Per OLA Value of such Rum, as calculated in accordance with the immediately preceding sentence. ”
(l)Section 8.1(c) of the Purchase Agreement shall be amended to replace the reference to “the date that is ninety (90) days following the date hereof” with “January 11, 2023.”

(m)The Disclosure Schedules shall be amended as set forth in Exhibit A attached hereto.
2.Except as amended as set forth above and in Exhibit A attached hereto, the Purchase Agreement (including, for the avoidance of doubt, the Disclosure Schedules) shall continue in full force and effect. Nothing in this Amendment No. 1 shall be construed to amend, modify or waive any provision of the Purchase Agreement or any Schedule of the Disclosure Schedules, or shall limit, restrict, modify, alter, amend or otherwise change in any manner the rights and obligations of the parties under the Purchase Agreement, in each case, other than as specifically amended as set forth above and in Exhibit A attached hereto or as otherwise expressly modified by this Amendment No. 1.
3.All future references to the Purchase Agreement shall be deemed to refer to the Purchase Agreement, as amended by this Amendment No. 1.
4.Sections 10.2 (Amendment and Modification), 10.3 (Waiver), 10.4 (Notices), 10.5 (Interpretation), 10.6 (Entire Agreement), 10.7 (Parties in Interest), 10.8 (Governing Law), 10.9 (Submission to Jurisdiction), 10.10 (Assignment; Successors), 10.11 (Enforcement), 10.13 (Severability), 10.14 (Waiver of Jury Trial), 10.15 (Counterparts), 10.16 (Signature) and 10.18 (No Presumption Against Drafting Party) of the Purchase Agreement shall be incorporated herein by reference and made applicable, mutatis mutandis, to this Amendment No. 1 as if set forth in their entirety herein.
[Signature page follows.]

IN WITNESS WHEREOF, each of Brown-Forman, DUSA Corp. and DUG have duly executed and delivered this Amendment No. 1, or caused this Amendment No. 1 to be duly executed and delivered by their duly authorized representatives, as of the date first written above.
BROWN-FORMAN:
BROWN-FORMAN CORPORATION
By:_/s/ Michael E. Carr, Jr.
Name: Michael E. Carr, Jr.
Title: Vice President, Associate General Counsel

[Signature Page to Amendment No. 1 to Securities and Asset Purchase Agreement]

DUG:
DESTILLERS UNITED GROUP S.L.
By: /s/ José Rafael Ballesteros
Name: José Rafael Ballesteros
Title: Chief Executive Officer
DUSA CORP.:
DESTILERIAS UNIDAS CORPORATION
By: /s/ José Rafael Ballesteros
Name: José Rafael Ballesteros
Title: President

[Signature Page to Amendment No. 1 to Securities and Asset Purchase Agreement]

[Schedules and Exhibits have been redacted]